Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2023

EARNINGS PER DILUTED SHARE OF $3.09

THOMASVILLE, N.C. (October 25, 2023) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2023.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2023	2022	% Chg.	2023	2022	% Chg.
Total revenue	$1,515,277	$1,603,690	(5.5)%	$4,370,602	$4,768,418	(8.3)%
LTL services revenue	$1,501,266	$1,582,952	(5.2)%	$4,323,453	$4,703,392	(8.1)%
Other services revenue	$14,011	$20,738	(32.4)%	$47,149	$65,026	(27.5)%
Operating income	$445,019	$496,080	(10.3)%	$1,219,662	$1,410,403	(13.5)%
Operating ratio	70.6%	69.1%		72.1%	70.4%
Net income	$339,287	$377,401	(10.1)%	$916,687	$1,053,230	(13.0)%
Diluted earnings per share	$3.09	$3.36	(8.0)%	$8.32	$9.26	(10.2)%
Diluted weighted average shares outstanding	109,835	112,295	(2.2)%	110,234	113,747	(3.1)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s third quarter financial results reflect continued softness in the domestic economy but also a number of encouraging trends. Our LTL shipments per day averaged 49,670 during the third quarter after averaging 47,077 per day through the first six months of the year. Our team responded both efficiently and effectively to this positive inflection in volumes by continuing to offer superior service that included 99% on-time service performance and a 0.1% cargo claims ratio. The consistency of our best-in-class service has continued to differentiate Old Dominion in the marketplace, which we believe supports our ongoing yield-management initiatives and ability to win market share over the long term.

“Revenue for the third quarter decreased 5.5%, due primarily to the 6.9% decrease in LTL tons per day that was partially offset by a 3.1% increase in LTL revenue per hundredweight. We also had one less operating day as compared to the third quarter of 2022. LTL tons per day decreased 6.9%, which was attributable to a 2.9% decrease in LTL shipments per day and a 4.1% decrease in LTL weight per shipment. While this change in the mix of our freight contributed to an increase in our reported yields during the quarter, our LTL revenue per hundredweight, excluding fuel surcharges, increased 8.9% due primarily to our ongoing efforts to obtain yield increases that offset cost inflation and support our ongoing investments in capacity.

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ODFL Reports Third Quarter Financial Results

October 25, 2023

“Our operating ratio increased 150 basis points to 70.6% for the third quarter of 2023. This change was driven by the increase in overhead costs as a percent of revenue between the periods compared, as our direct operating costs improved as a percent of revenue due to an increase in operating efficiencies. The increase in our overhead cost categories resulted from an increase in the cost for employee benefits as well as increased depreciation associated with the ongoing execution of our capital expenditure plan.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $429.2 million for the third quarter of 2023 and $1.1 billion for the first nine months of the year. The Company had $206.6 million in cash and cash equivalents at September 30, 2023.

Capital expenditures were $172.0 million for the third quarter of 2023 and $651.4 million for the first nine months of the year. The Company expects its aggregate capital expenditures for 2023 to total approximately $720 million, including planned expenditures of $260 million for real estate and service center expansion projects; $385 million for tractors and trailers; and $75 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the third quarter of 2023 through its share repurchase and dividend programs. For the first nine months of this year, the cash utilized for shareholder return programs included $368.1 million of share repurchases and $131.5 million of cash dividends.

Summary

Mr. Freeman concluded, “Old Dominion’s operating performance during the third quarter demonstrates the strength of our team and their consistent execution of our long-term strategic plan. We responded to the increase in market share during the quarter by continuing to provide our customers with superior service at a fair price, which remains the foundation of our business model. We were well-positioned to respond to the inflection in volumes due to our consistent investment in service center capacity, equipment, technology, and most importantly, our people. Maintaining excess capacity during slower economic environments comes at a cost, but we believe having available capacity for our customers when they need it is a critical element of our value proposition. As we continue to focus on delivering our unmatched value proposition to customers over the long term, we are confident that we can create profitable growth and increase shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 1, 2023, at (877) 344-7529, Access Code 8344351.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to health epidemics, pandemics and similar outbreaks; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of equipment and parts, including regulatory changes and supply

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ODFL Reports Third Quarter Financial Results

October 25, 2023

constraints that could impact the cost of these assets; (6) increased costs, beyond what we may be able to recover through price increases, including as a result of inflation; (7) the availability and cost of suitable real estate; (8) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (9) the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (10) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) decreases in demand for, and the value of, used equipment; (13) our ability to successfully consummate and integrate acquisitions; (14) the costs and potential liabilities related to our international business relationships; (15) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (16) the competitive environment with respect to our industry, including pricing pressures; (17) various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (18) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (19) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (20) our ability to retain our key employees and continue to effectively execute our succession plan; (21) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (22) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (23) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (24) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (25) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (26) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (27) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (28) the effects of legal, regulatory or market responses to climate change concerns; (29) the increase in costs associated with healthcare legislation and other mandated benefits; (30) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (31) the impact of changes in tax laws, rates, guidance and interpretations; (32) the concentration of our stock ownership with the Congdon family; (33) the ability or the failure to declare future cash dividends; (34) fluctuations in the amount and frequency of our stock repurchases; (35) volatility in the market value of our common stock; (36) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (37) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which

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ODFL Reports Third Quarter Financial Results

October 25, 2023

include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third Quarter Financial Results

October 25, 2023

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2023		2022		2023		2022
Revenue	$1,515,277	100.0%	$1,603,690	100.0%	$4,370,602	100.0%	$4,768,418	100.0%

Operating expenses:
Salaries, wages & benefits	663,810	43.8%	675,084	42.1%	1,958,726	44.8%	2,060,983	43.2%
Operating supplies & expenses	180,653	11.9%	217,260	13.5%	538,410	12.3%	645,329	13.5%
General supplies & expenses	41,745	2.8%	45,951	2.9%	119,896	2.7%	120,580	2.5%
Operating taxes & licenses	36,527	2.4%	35,753	2.2%	110,118	2.5%	105,781	2.2%
Insurance & claims	16,004	1.1%	17,491	1.1%	47,413	1.1%	50,562	1.1%
Communications & utilities	10,724	0.7%	10,288	0.6%	33,256	0.8%	30,062	0.6%
Depreciation & amortization	84,055	5.5%	68,347	4.4%	239,786	5.5%	203,997	4.4%
Purchased transportation	30,835	2.0%	34,453	2.1%	90,046	2.1%	129,634	2.7%
Miscellaneous expenses, net	5,905	0.4%	2,983	0.2%	13,289	0.3%	11,087	0.2%

Total operating expenses	1,070,258	70.6%	1,107,610	69.1%	3,150,940	72.1%	3,358,015	70.4%

Operating income	445,019	29.4%	496,080	30.9%	1,219,662	27.9%	1,410,403	29.6%

Non-operating (income) expense:
Interest expense	90	0.0%	997	0.1%	379	0.0%	1,283	0.0%
Interest income	(2,308)	(0.2)%	(1,333)	(0.1)%	(7,487)	(0.2)%	(1,933)	(0.0)%
Other expense, net	861	0.1%	351	0.0%	4,319	0.1%	1,706	0.0%

Income before income taxes	446,376	29.5%	496,065	30.9%	1,222,451	28.0%	1,409,347	29.6%

Provision for income taxes	107,089	7.1%	118,664	7.4%	305,764	7.0%	356,117	7.5%

Net income	$339,287	22.4%	$377,401	23.5%	$916,687	21.0%	$1,053,230	22.1%

Earnings per share:
Basic	$3.11		$3.38		$8.37		$9.32
Diluted	$3.09		$3.36		$8.32		$9.26

Weighted average outstanding shares:
Basic	109,193		111,569		109,554		113,012
Diluted	109,835		112,295		110,234		113,747

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ODFL Reports Third Quarter Financial Results

October 25, 2023

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2023	2022	% Chg.	2023	2022	% Chg.
Work days	63	64	(1.6)%	191	192	(0.5)%
Operating ratio	70.6%	69.1%		72.1%	70.4%
LTL intercity miles (1)	176,284	190,626	(7.5)%	520,216	568,960	(8.6)%
LTL tons (1)	2,342	2,556	(8.4)%	6,977	7,881	(11.5)%
LTL tonnage per day	37,181	39,941	(6.9)%	36,529	41,047	(11.0)%
LTL shipments (1)	3,129	3,274	(4.4)%	9,155	10,013	(8.6)%
LTL shipments per day	49,670	51,162	(2.9)%	47,932	52,149	(8.1)%
LTL revenue per intercity mile	$8.47	$8.29	2.2%	$8.32	$8.29	0.4%
LTL revenue per hundredweight	$31.87	$30.90	3.1%	$31.01	$29.93	3.6%
LTL revenue per hundredweight, excluding fuel surcharges	$26.29	$24.15	8.9%	$25.63	$23.65	8.4%
LTL revenue per shipment	$477.13	$482.46	(1.1)%	$472.66	$471.13	0.3%
LTL revenue per shipment, excluding fuel surcharges	$393.57	$377.14	4.4%	$390.63	$372.23	4.9%
LTL weight per shipment (lbs.)	1,497	1,561	(4.1)%	1,524	1,574	(3.2)%
Average length of haul (miles)	927	932	(0.5)%	926	935	(1.0)%
Average active full-time employees	22,284	24,587	(9.4)%	22,564	24,586	(8.2)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$206,601	$186,312
Short-term investments	—	49,355
Other current assets	747,615	698,073
Total current assets	954,216	933,740
Net property and equipment	4,085,410	3,687,068
Other assets	259,248	217,802
Total assets	$5,298,874	$4,838,610

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	532,350	509,793
Total current liabilities	552,350	529,793
Long-term debt	59,974	79,963
Other non-current liabilities	623,427	575,937
Total liabilities	1,235,751	1,185,693
Equity	4,063,123	3,652,917
Total liabilities & equity	$5,298,874	$4,838,610

Note: The financial and operating statistics in this press release are unaudited.

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